Exhibit 99.1

                 Horizon Health Announces First Quarter Results


     LEWISVILLE, Texas--(BUSINESS WIRE)--Jan. 6, 2006--Horizon Health Corporation (NASDAQ/NM:HORC) today announced financial results for the quarter ended November 30, 2005. Revenues increased 24.6% to $58.9 million compared with revenues of $47.3 million for the same quarter in the previous year. Excluding a $6.5 million decrease in revenue attributable to the cancellation of at-risk managed care contracts during fiscal 2005, revenues grew 44.9% from the prior fiscal year quarter. Income from continuing operations increased 18.0% to $3.2 million, or $0.21 per diluted share, compared with income from continuing operations of $2.7 million, or $0.24 per diluted share, for the same quarter in the previous year. Net income increased 7.1% between the periods. Diluted shares used in computing earnings per share increased 35.2% between the periods, a result of the secondary stock offering completed in March 2005.
     Mr. Ken Newman, chairman and chief executive officer of Horizon Health, said, "The Company continued its strategic growth program by acquiring Copper Hills Youth Center, a 126-bed adolescent residential treatment center, and by signing definitive agreements to acquire eight freestanding behavioral health facilities from Focus Healthcare, LLC and Lighthouse Care Centers, LLC. Copper Hills Youth Center was acquired January 1, 2006. The Company expects to complete the transaction with Focus Healthcare, LLC and Lighthouse Care Centers, LLC effective January 31, 2006. These transactions demonstrate the strength of our acquisition and development team in locating and bringing to closure quality opportunities within our core competencies."
     A listen-only simulcast and a 30-day replay of Horizon's first quarter results call will be available online on January 9, 2006, beginning at 10:00 a.m. Central Time through the Company's website at www.horizonhealth.com or at www.earnings.com.
     Horizon Health is a leading contract manager of clinical services for acute hospitals and employers and an owner of behavioral healthcare facilities.
     The statements contained herein based on future expectations rather than on historical facts are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Numerous factors as outlined in the SEC Report filed by the Company could cause actual results to differ materially from those in any such forward-looking statements. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.


                            HORIZON HEALTH
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                                                      Three Months
                                                   Ended November 30,
                                                   ------------------
                                                     2005      2004
                                                   --------  --------
Revenues                                            $58,911   $47,286

Cost of Services                                     45,650    35,014
Selling, general and administrative                   7,045     5,546
(Recovery of) provision for doubtful accounts          (179)      818
Depreciation and amortization                         1,144       857
                                                   --------  --------

Operating income                                      5,251     5,051

Interest expense (net of interest and other income)     (18)     (565)
                                                   --------  --------

Income before income taxes, minority interest
 and discontinued operations                          5,233     4,486
Income tax provision                                  2,041     1,739
Minority interest, net                                  (49)     --
                                                   --------  --------

Income from continuing operations                     3,241     2,747

(Loss) income from discontinued operations, net         (47)      235
                                                   --------  --------

Net income                                           $3,194    $2,982
                                                   ========  ========

Basic earnings per common share (1)
 Continuing operations                                $0.21     $0.25
 Discontinued operations                               0.00      0.02
                                                   --------  --------
                                                      $0.21     $0.27

Diluted earnings per common share (1)
 Continuing operations                                $0.21     $0.24
 Discontinued operations                               0.00      0.02
                                                   --------  --------
                                                      $0.21     $0.26
                                                   ========  ========

Weighted average shares outstanding (1)
 Basic                                               14,913    11,006
                                                   ========  ========
 Diluted                                             15,414    11,405
                                                   ========  ========

(1) The number of shares and per share amounts have been restated to reflect the impact of the June 15, 2005 stock split. In addition, the number of shares and per share amounts for the three months ended November 30, 2005 include approximately 3.5 million shares issued in a follow-on stock offering completed March 16, 2005.


                            HORIZON HEALTH
                 CONDENSED CONSOLIDATED BALANCE SHEETS
         (In thousands, except per share and statistical data)
                              (Unaudited)

                                                   Nov. 30,  Aug. 31,
                                                     2005      2005
                                                   --------  --------
Cash                                                 $2,463    $8,098
Accounts receivable (net)                            33,462    28,876
Other current assets                                 14,621    15,710
                                                   --------  --------
Total current assets                                 50,546    52,684
Property and equipment (net)                         52,368    51,698
Goodwill and other intangible assets (net)           80,988    81,084
Other long-term assets                                1,564     1,752
                                                   --------  --------
Total assets                                       $185,466  $187,218
                                                   ========  ========

Current liabilities                                 $26,854   $33,194
Other liabilities                                     3,961     4,002
Long-term debt                                         --        --
Deferred taxes                                        3,470     3,036
                                                   --------  --------
Total liabilities                                    34,285    40,232
Minority interest                                     3,816     3,865
Stockholders' equity                                147,365   143,121
                                                   --------  --------
Total liabilities and stockholders' equity         $185,466  $187,218
                                                   ========  ========

                       SUMMARY STATISTICAL DATA

                                         Quarter   Fiscal Years Ended
                                          Ended        August 31,
                                         Nov. 30,  ------------------
                                           2005    2005 (1)  2004 (2)
                                         --------  --------  --------
Owned/Leased Freestanding
 Behavioral Health Hospitals:
Total net revenues (000's)                $28,039   $60,578   $10,069
Number of facilities at period end              5         5         2
Licensed Beds                                 833       833       267
Weighted average available beds               688       363       177
Patient days                               45,114   100,396    19,639
Admissions                                  3,437     6,745     1,041
Average length of stay                       13.1      14.9      18.9
Revenue per patient day                      $622      $603      $513
Occupancy based on weighted average          72.0%     75.8%     72.5%
available beds

EAP Covered lives (000's)                   3,991     4,246     3,569

Number of contract locations:
Contract locations in operation               119       123       132
Contract locations signed & unopened           11        12         8
                                         -------- - -------  --------
Total contract locations                      130       135       140
                                         ======== = =======  ========
Services Covered by Contracts:
Inpatient                                     118       121       129
Partial Hospitalization                        10        10        17
Outpatient                                     22        21        24
Home Health                                     1         1         2
CQI+                                          109       110       105
Types of Treatment Programs:
Geropsychiatric                                76        79        85
Adult psychiatric                              44        43        49
Substance abuse                                 2         2         4
Physical rehabilitation                        28        28        33
Other behavioral health                         3         4         4

                                              Fiscal Years Ended
                                                  August 31,
                                         ----------------------------
                                           2003      2002      2001
                                         --------  --------  --------
Owned/Leased Freestanding
 Behavioral Health Hospitals:
Total net revenues (000's)               $   --    $   --    $   --
Number of facilities at period end           --        --        --
Licensed Beds                                --        --        --
Weighted average available beds              --        --        --
Patient days                                 --        --        --
Admissions                                   --        --        --
Average length of stay                       --        --        --
Revenue per patient day                  $   --    $   --    $   --
Occupancy based on weighted average          --        --        --
available beds

EAP Covered lives (000's)                   3,217     2,350     2,209

Number of contract locations:
Contract locations in operation               127       131       124
Contract locations signed & unopened           15        11        14
                                         --------  --------  --------
Total contract locations                      142       142       138
                                         ========  ========  ========
Services Covered by Contracts:
Inpatient                                     126       127       123
Partial Hospitalization                        25        31        40
Outpatient                                     21        21        17
Home Health                                     3         3         3
CQI+                                          109       108       120
Types of Treatment Programs:
Geropsychiatric                                87       106       109
Adult psychiatric                              48        44        45
Substance abuse                                 4         2         1
Physical rehabilitation                        32        28        24
Other behavioral health                         8         2         4

(1) In fiscal year 2005, the Company operated Michiana Behavioral Health Center and Poplar Springs Hospital for the full year, Laurelwood Hospital for eight months, Friends Hospital for two months and River Park Hospital for one month.
(2) In fiscal year 2004, the Company operated Michiana Behavioral Health Center for five months and Poplar Springs Hospital for three months.


    CONTACT: Horizon Health Corporation, Lewisville
             Paula Taylor, 972-420-8221